UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2004

333-63768

(Commission File Number)

MERISTAR HOSPITALITY	MERISTAR HOSPITALITY
OPERATING PARTNERSHIP, L.P.	FINANCE CORP
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

75-2648837	52-2321015
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

MERISTAR HOSPITALITY	MERISTAR HOSPITALITY
FINANCE CORP II	FINANCE CORP III
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

73-1658708	46-0467463
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

DELAWARE

(State or other jurisdiction of incorporation)

4501 NORTH FAIRFAX DRIVE

ARLINGTON, VIRGINIA 22203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 812-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 29, 2004, and effective December 31, 2004, MeriStar Hospitality Corporation (the “Company”) established a Nonqualified Deferred Compensation Plan (the “Plan”) whereby the Company will provide eligible managerial employees and members of its Board of Directors the opportunity to enter into agreements for the deferral of a specified dollar amount or percentage of their base salary, director retainer, meeting fees and/or bonus payments. The Plan also permits the Company to allow employees to defer their receipt of restricted stock granted under the existing MeriStar Hospitality Corporation Incentive Plan. In addition, the Company will credit certain eligible employee participants with so-called “make whole” contribution amounts to the extent that the participant did not have the opportunity to receive the same rate of employer matching contributions under the Company’s 401(k) Plan as the other employees of the Company have the right to receive due to the non-recognition of certain income earned by Nonqualified Deferred Compensation Plan participants under the 401(k) Plan’s income-based matching contribution formula. Finally, at its discretion, the Company may credit a participant with an additional amount representing an employer discretionary contribution. Each participant’s interest in the Plan will equal the contribution credits made plus or minus earnings or losses that arise from increases or decreases in the value of investment funds selected by the participant. The Company plans to purchase, through a special type of trust, the investments chosen by the participant in order to ensure that the Company has the ability to pay benefits when due without the Company having any investment risk associated with participant-selected investments.

The deferred obligations of the Company under the Plan will be unsecured general obligations of the Company to pay the deferred compensation and/or additional amounts in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company, from time to time outstanding. The amount of compensation, bonus award and/or additional amounts to be deferred by each participant or to be awarded by the Company, as the case may be, will be determined in accordance with the Plan based on elections by each participant or, in the case of such additional amounts, by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P. MERISTAR HOSPITALITY FINANCE CORP. MERISTAR HOSPITALITY FINANCE CORP. II MERISTAR HOSPITALITY FINANCE CORP. III

	By:	MERISTAR HOSPITALITY CORPORATION,
ITS GENERAL PARTNER

	By:	/s/ Jerome J. Kraisinger
Jerome J. Kraisinger
Executive Vice President, Secretary and General Counsel

Date: January 5, 2005